Exhibit 99.2

MAX RE CAPITAL LTD. ANNOUNCES CONCLUSION OF INTERNAL INVESTIGATION AND

FIRST QUARTER 2006 EARNINGS RELEASE TIMING

Hamilton, Bermuda, May 30, 2006. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announced today that its Audit and Risk Management Committee has concluded its previously announced internal investigation. The internal investigation was initiated to consider whether three finite risk retrocessional contracts were properly accounted for by the Company, principally with respect to whether they contain sufficient risk transfer to meet the requirements of Financial Accounting Standard No. 113. The internal review supported the Company’s original determination that the three contracts in question contained sufficient risk transfer to meet the requirements of Financial Accounting Standard No. 113 to be accounted for as reinsurance.

However, the review caused the Company to re-evaluate other accounting aspects relating to these three contracts. This re-evaluation led the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 is warranted. The Company’s previously issued financial statements for these periods should no longer be relied upon. Management is currently evaluating the impact of the restatement on its report on internal controls over financial reporting as at December 31, 2005.

The effect of the restatement for the last five fiscal years is to decrease 2005 net income by $0.4 million, to increase 2004 net income by $1.6 million, to decrease 2003 net income by $2.0 million, to leave 2002 net income unchanged and to decrease 2001 net income by $14.0 million. This restatement has the cumulative effect of reducing shareholders’ equity at December 31, 2005 by $18.3 million.

The Company intends to file a Form 10-K/A for the year ended December 31, 2005 restating its results and its Form 10-Q for the period ended March 31, 2006 with the Securities and Exchange Commission within fifteen business days. As previously announced, the Company received a Nasdaq Staff Determination on May 16, 2006 indicating that due to the failure to file the Company’s Form 10-Q, the Company was subject to delisting from the Nasdaq National Market. Although no assurance can be made, we believe that, upon filing of the 10-K/A and Form 10-Q, the Nasdaq Staff Determination will be rendered moot and the threat of the delisting of our common shares will be alleviated.

The Company will release its financial results for the first three months of 2006 after the close of NASDAQ on May 31, 2006. Robert J. Cooney, Chief Executive Officer, and Keith S. Hynes, Chief Financial Officer, will host a conference call at 10:00 am Eastern Daylight Time on June 1, 2006 with interested investors and shareholders to discuss the Company’s first quarter financial results and the restatement.

Details of the call are as follows:

Date: June 1, 2006

Time: 10:00 a.m. EDT

Dial in #: US: 866-356-4441

International: 617-597-5396

Access Code: 58592868

Please dial in ten minutes prior to the start of the call.

Replay details:

Available from 12:00 p.m. June 1, 2006 – July 1, 2006

Dial in # 888-286-8010

Dial in# International: 617-801-6888

Access Code: 59722863

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of our Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 is warranted, may differ, perhaps materially. For further information regarding cautionary statements and factors affecting future results, please refer to the documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & CFO

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm